Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Gladstone Land Corporation of our report dated February 21, 2023, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Gladstone Land Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Washington, District of Columbia

April 11, 2023